SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PORTEC INC

          MJG ASSOCIATES, INC.
                                 6/05/98            1,500-           16.0000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 6/05/98           24,600-           16.0000
          GABELLI INTERNATIONAL LTD
                                 6/05/98           67,000-           16.0000
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 6/05/98           52,500-           16.0000
               THE GABELLI CAPITAL ASSET FUND
                                 6/05/98           50,000-           16.0000
               THE GABELLI ABC FUND
                                 6/05/98           50,000-           16.0000
          GAMCO INVESTORS, INC.
                                 6/05/98          260,000-           16.0000
          GAMCO INVESTORS, INC.
                                 6/05/98          669,390-           16.0000
          GABELLI ASSOCIATES LTD
                                 6/05/98           85,000-           16.0000
          GABELLI ASSOCIATES FUND
                                 6/05/98          101,900-           16.0000
                                 5/21/98              200            15.8750










          (1) THE TRANSACTIONS ON 6/05/98 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT
              TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.